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                                                                    EXHIBIT 11.1

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
            (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE INFORMATION)

                                                                                        1994       1995       1996
                                                                                      ---------  ---------  ---------
Loss before extraordinary item......................................................      5,166      3,703      9,229
Extraordinary loss on early extinguishment of debt..................................     --         --         26,574
                                                                                      ---------  ---------  ---------
Net loss............................................................................      5,166      3,703     35,803
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Weighted average common and common equivalent shares outstanding....................      7,654      7,654     15,787
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Loss per common and common equivalent share:
Loss before extraordinary item......................................................  $    0.67  $    0.48  $    0.58
Extraordinary loss on early extinguishment of debt..................................  $  --      $  --      $    1.68
                                                                                      ---------  ---------  ---------
Net loss............................................................................  $    0.67  $    0.48  $    2.27
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
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